UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 9, 2008
Date of Report (Date of earliest event reported)

Subjex Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-29711	41-1596056
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3245 Hennepin Ave S. Minneapolis, MN	55408
(Address of principal executive offices)	(Zip Code)

(612) 827-2203
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2008 a material event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC. Subjex Corporation’s board of directors has  made an addition to the board of directors. Paul W Peterson, who has been a long time advisor to Subjex Corporation, has agreed to join the board of directors.

Paul W Peterson brings a vast collection of expertise to Subjex Corporation.  As alternative fuels energy advisor to governments, Mr. Peterson has consulted to the U.S. & Chinese governments. He spearheaded the engineering and construction of distillation towers and ethanol plants for production. He has combined his knowledge of the energy sector with his I.T. development and data security protocol, to construct forward-looking data models for business. Some of his former clients included Continental airlines, Pheco Energy and the Montgomery County Sheriff's office. Currently as a consultant to Subjex Corporation, he works closely with the SCCTB's Forecast Market Software data security.

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8K filing as defined by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)

By /s/ Andrew Hyder

(Signature)

Andrew Hyder, CEO (acting CFO)
June 9, 2008